UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2023
(November 6, 2023)

Corebridge Financial, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-41504	95-4715639
(State or Other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower,
Houston,	Texas		77019
(Address of Principal Executive Offices)			(Zip Code)
1-877-375-2422
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events
Underwriting Agreement
On November 6, 2023, Corebridge Financial, Inc. (the “Company”), American International Group, Inc. (the “Selling Stockholder”), and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (collectively, the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Selling Stockholder agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholder, subject to and upon the terms and conditions set forth therein, 50,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price of $20.35 per share. The Selling Stockholder also granted the Underwriters a 30-day option to purchase up to an additional 7,500,000 shares of Common Stock.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy thereof, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The opinion of Debevoise & Plimpton LLP, relating to the validity of the Common Stock, is filed as Exhibit 5.1 hereto.
Item 9.01Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 6, 2023, among Corebridge Financial, Inc., American International Group, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.
5.1	Opinion of Debevoise & Plimpton LLP.
23.1	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 8, 2023	Corebridge Financial, Inc.

		By:	/s/ Christina Banthin
			Name:	Christina Banthin
			Title:	Chief Corporate Counsel and Corporate Secretary